EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
American Bank Incorporated

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-112174) of American Bank Incorporated of our report dated March 3, 2006, relating to the consolidated financial statements, which appear in the Annual Report to Stockholders, which is incorporated by reference in this Annual Report on Form 10-KSB.


                                                  /s/ BEARD MILLER COMPANY LLP
Beard Miller Company LLP
Reading, Pennsylvania
March 23, 2007